UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2026

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)
Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
303A College Road East, Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)
(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which Registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 30, 2026 (the “Effective Date”), PDS Biotechnology Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Investor and the Investor agreed to purchase from the Company (i) a promissory note (the “Promissory Note”) in an aggregate principal amount of $6,000,000 (the “Principal Amount”) and (ii) a warrant to purchase up to 2,158,274 shares of common stock of the Company, par value $0.00033 per share (the “Common Stock”), at an exercise price of $1.1824 per share (the “Warrant”), subject to adjustments as set forth in the Warrant. The transactions contemplated by the Purchase Agreement are expected to close on or around June 12, 2026, subject to the satisfaction of certain closing conditions, including the execution and delivery of the related transaction documents, the accuracy of the parties’ representations and warranties, compliance with covenants, delivery of customary closing certificates, legal opinions, the repayment or termination of existing indebtedness of the Company, the absence of any material adverse effect or event of default, and the continued listing and trading of the Company’s common stock on the Nasdaq Stock Market (“Nasdaq”), as well as the absence of any legal restraint prohibiting the transaction (the “Closing Date”).
The Purchase Agreement contains customary representations, warranties and covenants by the Company and customary indemnification obligations of the Company, including for liabilities under the Securities Act, as amended (the “Securities Act”). Additionally, until the Promissory Note has been repaid in full, without the prior written consent of the Investor, the Company shall not, and shall not permit any subsidiaries to, directly or indirectly (A) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness with customary exceptions for Permitted Indebtedness (as defined in the Purchase Agreement), and (B) enter into, create, incur, assume or suffer to exist any lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom with customary exceptions for Permitted Liens (as defined in the Purchase Agreement). The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement, were solely for the benefit of the parties to the Purchase Agreement and were subject to limitations agreed upon by the parties. In addition, so long as the Promissory Note remains outstanding, the Purchase Agreement provides that the Company and each of its subsidiaries may not effect, enter into or agree to enter into any “Variable Rate Transaction” other than (i) the Sales Agreement (as defined below) or (ii) with the Investor. “Variable Rate Transaction” is generally defined to mean a transaction involving the issuance of convertible securities with a conversion price, exercise price or exchange rate or other price that is based on trading prices of the Company’s common stock or varies based on changes in the trading price of the Company’s common stock or is subject to being reset at a future date upon the occurrence of specified or contingent events (not including customary structural adjustments), excluding any “at-the-market offerings.”
The Purchase Agreement will terminate if the closing has not occurred on or before June 15, 2026, unless the Company and the Investor agree to extend such date in writing.
Promissory Note
The Promissory Note will have an aggregate face value of $6,000,000 and will be issued on the Closing Date for a purchase price of $5,760,000. The Promissory Note will have a maturity date of the twelve-month anniversary of the Closing Date and an interest rate of 10% per annum (subject to increase upon the occurrence and during the continuance of an Event of Default (as defined in the Promissory Note)), payable monthly beginning on the 60-day anniversary of the Closing Date and on each monthly anniversary thereafter.
The Company may redeem the Promissory Note at any time in full or in part, without prepayment penalty, by paying an amount equal to (a) the outstanding principal balance being redeemed by the Company plus (b) all accrued and unpaid interest on the outstanding principal balance being redeemed as of the date of such redemption.

Beginning on September 15, 2026, the holder of the Promissory Note may elect to accelerate up to $1,600,000 in increased aggregate principal amortization payments, provided that any monthly principal amortization payment may not be increased by more than $700,000, by providing written notice to the Company. Prior to the first installment date, and thirty days prior to each subsequent installment date, 100% of any net cash proceeds received from sales of Common Stock pursuant to the Sales Agreement (as defined below) after the Closing Date shall be applied by the Company against the amortization payment due on the next installment date. If net cash proceeds received from sales of Common Stock pursuant to the Sales Agreement exceed the amortization payment due on the installment date, 60% of such net cash proceeds shall be applied against subsequent amortization payments in reverse chronological order and 40% of such net cash proceeds may be retained by the Company.
At the election of the Investor, for so long as Company’s failure to pay to the Investor any amounts when and as due under the Promissory Note within five (5) business days after such payment is due has occurred and is continuing, the Promissory Note is convertible, in whole or in part, at any time and from time to time at a conversion price of (i) 95% of the lowest daily VWAP of the Common Stock during the five (5) consecutive trading days immediately prior to the conversion date, or (ii) 92% of the closing price on the trading day immediately prior to the conversion date, but in no event lower than 20% of the Minimum Price under 5635(d) as of Closing Date. The Investor shall not have the right to convert any portion of the Promissory Note to the extent that after giving effect to such conversion, the Investor, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. In addition, the Promissory Note will limit conversions such that the number of shares issuable upon conversion may not exceed 19.99% of the Company’s outstanding Common Stock as of the Effective Date, unless stockholder approval is obtained in accordance with Nasdaq rule 5635(d).
In addition, for as long as the Promissory Note remains outstanding, the Company is generally restricted from entering into any agreement, arrangement or transaction in or of which the terms thereof would materially restrict, materially delay, conflict with or materially impair the ability of the Company to perform its obligations under the Promissory Note or amending any material term of its organizational documents so as to adversely affect any rights of the Investor.
The Promissory Note also sets forth certain customary events of default after which the Promissory Note may be declared immediately due and payable, including certain types of bankruptcy or insolvency events of default involving the Company and its significant subsidiaries.
Guaranty Agreement

In connection with the Purchase Agreement, on the Closing Date, PDS Operating Corporation, a Delaware corporation and wholly owned subsidiary of the Company (together with any other entity that may become a party thereto) (the “Guarantors”), and the Investor entered into a Guaranty Agreement (the “Guaranty Agreement”), pursuant to which the Guarantors guaranteed all of the Company’s obligations under the Purchase Agreement and the Promissory Note and related obligations.
Warrant

The Warrant will be issued on the Closing Date and will be exercisable beginning on the six (6) month anniversary of the Closing Date and for five years after the Closing Date, at an exercise price of $1.1824 per share subject, with certain exceptions, to adjustments in the event of stock splits, dividends, and certain fundamental transactions, as more fully described in the Warrant. The Investor shall not have the right to exercise any portion of the Warrant to the extent that after giving effect to such exercise, the Investor, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. In addition, the Warrant limits exercises such that the number of shares issuable upon exercise may not exceed 19.99% of the Company’s outstanding Common Stock as of the Effective Date, unless stockholder approval is obtained in accordance with Nasdaq rule 5635(d).

If, at the time the Investor exercises the Warrant, there is no effective registration statement available for an issuance of the shares underlying the Warrant to the Investor, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon the exercise of the Warrant, the Investor may elect to receive upon exercise (either in whole or in part) on a cashless basis the net number of shares of Common Stock determined according to a specified formula (as set forth in the Warrant).

Registration Rights Agreement

In connection with the Purchase Agreement, the Company and the Investor will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) on the Closing Date, pursuant to which the Company is obligated to file a registration statement to register the shares of Common Stock issuable upon exercise of the Promissory Note and the Warrant within 30 days after the Closing Date (the “Filing Deadline”). If the Company fails to meet the Filing Deadline or maintain the effectiveness of the Registration Statement for the required effectiveness period, subject to certain permitted exceptions, the Company will be deemed to be in default under the Promissory Note. The Company also agreed, among other things, to indemnify the selling holders under the Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.
Sales Agreement
On the Closing Date, the Company will enter into a Sales Agreement (the “Sales Agreement”) with Yorkville Securities, LLC, as sales agent (the “Agent”), with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its Common Stock (the “Placement Shares”) through or to the Agent, as sales agent or principal. The issuance and sale, if any, of the Placement Shares by the Company under the Sales Agreement will be made pursuant to the Company’s registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on August 29, 2025, and declared effective on April 28, 2026.
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agent may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Capital Market or on any other existing trading market for the Common Stock. The Agent will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agent a commission equal to three percent (3%) of the gross sales proceeds of any Placement Shares sold through the Agent under the Sales Agreement, and also has provided the Agent with customary indemnification and contribution rights.
The Company is not obligated to make any sales of the Common Stock under the Sales Agreement. The offering of Placement Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.
The foregoing descriptions of the terms of the Purchase Agreement, Promissory Note, Guaranty Agreement, Warrant, the Registration Rights Agreement, the Sales Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by full text of the form of Purchase Agreement, form of Promissory Note, form of Guaranty Agreement, form of Warrant, form of Registration Rights Agreement, and form of Sales Agreement which will be filed as Exhibits to the Company’s next Quarterly Report on Form 10-Q.
Item 1.02	Termination of a Material Definitive Agreement.

On the Effective Date, the Company delivered a redemption notice (each, a “Redemption Notice”) pursuant to which it irrevocably elected to prepay all of the outstanding principal amount under each of the Senior Secured Convertible Debentures (the “Debentures”), issued pursuant to that certain Securities Purchase Agreement by and among the Company, each of the buyers that are parties thereto and JGB Collateral LLC, a Delaware limited liability company, as collateral agent, dated as of April 30, 2025, for cash. The prepayment amount for each Debenture will be equal to 103% of the principal amount outstanding on June 12, 2026 (the “Company Redemption Date”), plus all accrued and unpaid interest under each Debenture on the Company Redemption Date and all other amounts payable thereunder (the “Company Redemption Amount”). Upon payment of the Company Redemption Amount on the Company Redemption Date, each Debenture will be redeemed in full and will be of no further force or effect.

On August 13, 2024, the Company entered into an Amended and Restated At Market Issuance Sales Agreement (the “Prior Sales Agreement”) with B. Riley Securities, Inc. and H.C. Wainwright & Co., LLC (collectively, the “Prior Agents”). On May 1, 2026, the Company and the Prior Agents agreed to terminate the Prior Sales Agreement, effective immediately.

Item 2.03	Creation of A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 related to the issuance of the Promissory Note and Warrant is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The issuance of the Promissory Note and Warrant will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PDS BIOTECHNOLOGY CORPORATION

Date: May 1, 2026	By:	/s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer